EXHIBIT 6.17

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE NOVEMBER 8, 2023.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D), THE HOLDER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

THIS CONVERTIBLE UNSECURED NOTE MAY NOT BE CONVERTED BY OR FOR THE ACCOUNT OR BENEFIT OF A “U.S. PERSON” OR A PERSON IN THE UNITED STATES UNLESS THE CONVERTIBLE UNSECURED NOTE AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE, OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

JUVA LIFE INC.

CONVERTIBLE UNSECURED NOTE

$140,000	July 7, 2023 (the “Issuance Date”)

FOR VALUE RECEIVED, Juva Life Inc., a corporation organized under the laws of British Columbia (the “Company”) hereby promises to pay to the order of JT Labs LLC, a corporation organized under the laws of the State of California (the “Note Holder”), the principal amount of ONE HUNDRED AND FORTY THOUSAND DOLLARS ($140,000), together with all accrued and unpaid interest and all other amounts owing from time to time hereunder, all as provided herein.

1. Definitions.

(a) “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b) “Applicable Securities Laws” means the securities law of the United States and each relevant province and territory of Canada, as applicable.

(c) “Business Day” means a weekday on which banks are open for general banking business in the State of California.

(d) “Change of Control” means any acquisition of capital stock of the Company, directly or indirectly, any merger, tender offer, recapitalization or asset sale pursuant to which the Company’s stockholders immediately prior to such transaction hold less than 50% of the voting securities of the surviving corporation immediately after such transaction or the majority of the assets of the Company are transferred or sold, except that any internal re-structuring or re-organization of the Company that does not change the effective ultimate ownership of the Company shall not be deemed a Change of Control.

(e) “Common Stock” means the common stock of the Company.

(f) “Conversion Price” means the average of the Trading Prices for a share of Common Stock during the ten (10) Trading Day period ending one Trading Day prior to the Conversion Date.

(g) “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(h) “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(i) “Note” means this Convertible Unsecured Note.

(j) “Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other entity or any Governmental Authority.

(k) “Subsidiary” means any existing or future corporation or other entity of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other Subsidiaries, or by one or more other Subsidiaries.

(l) “Trading Day” means a day on which the principal Trading Market is open for business.

(m) “Trading Market” means the Canadian Securities Exchange.

(n) “Trading Price” means, for any security as of any date, the closing bid price of such security on the principal Trading Market where such security is listed or traded. If the Trading Price cannot be calculated for such security on such date in such manner, the Trading Price shall be the fair market value as mutually determined by the Company and the Note Holder.

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2. Payment of Interest; Default Interest.

(a) Subject to Section 2(b), the Company shall pay interest on the unpaid principal balance of this Note from the Issuance Date until fully paid at a rate of thirty percent (30.00%) per annum (the “Interest Rate”). Interest shall be computed on the basis of the actual number of days elapsed over a 365-day year, including the first and the last day. Interest on this Note shall be payable in cash, monthly in arrears by the fifth (5th) day of the month following the month during which the interest accrued (each, an “Interest Payment Date”).

(b) If an Event of Default (defined below) under Section 7(a)(i) occurred and is continuing, then, in addition to the rights, powers and remedies available to the Note Holder under this Note and applicable Laws, the Obligations (defined below) under this Note shall, automatically and immediately, begin accruing interest at a rate per annum equal to the Interest Rate plus ten percent (10.00%) per annum (the “Default Interest Rate”). Interest at the Default Interest Rate shall begin to accrue on the date on which the applicable Event of Default shall be deemed to have occurred and shall continue until such Event of Default shall have been waived in writing by the Note Holder.

3. Maturity Date; Repayment upon Sale of Plant-Touching Assets.

(a) The entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon and all other unpaid amounts due or owing under this Note (such outstanding principal, accrued and unpaid interest, expenses, indemnitees and other obligations, the “Obligations”) shall be due and payable on December 1, 2024 (the “Maturity Date”), subject to becoming due and payable on an earlier date pursuant to the terms hereof.

(b) If the Company sells any of its plant-touching assets, namely RWC Retail/Delivery or Stockton cultivation, all proceeds therefrom shall be used to pay the Obligations hereunder.

4. Optional Prepayments.

(a) The Company may at any time and from time to time voluntarily prepay the principal balance of this Note, in whole or in part, without premium or penalty.

(b) If the Company elects to prepay all or any portion of the principal balance of this Note under Section 4(a), the Company shall furnish written notice to the Note Holder with respect to such voluntary prepayment not less than five (5) days prior to the proposed date of prepayment. Such notice shall be irrevocable and specify the principal balance of this Note to be prepaid on such date. The total amount of any voluntary prepayment of principal of this Note shall be accompanied by the payment of all accrued and unpaid interest on the then outstanding principal balance of this Note through the date of prepayment.

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5. Conversion.

(a) Optional Conversion. In the event of each Event of Default by the Company, including but not limited to the Company’s failure to make any monthly interest payment on or before the applicable Interest Payment Date under Section 2(a), at the option of the Note Holder, this Note, including the principal and accrued and unpaid interest thereon, in whole or in part (the “Converted Amount”), shall be converted into that number of shares of Common Stock obtained by dividing (i) the Converted Amount and (ii) the Conversion Price then in effect, rounded down to the nearest whole number of shares (each, a “Conversion”).

(b) Conversion Mechanics. The Note Holder shall effectuate Conversions by delivering to the Company a notice of Conversion (a “Notice of Conversion”), specifying therein the Converted Amount to be converted and the date on which such conversion shall be effectuated (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effectuate Conversions hereunder, the Note Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted.

(c) Effect of Conversion. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable Converted Amount, less the amount allocable to the accrued and unpaid interest. The Note Holder and the Company shall maintain records showing the Converted Amount(s) converted and the date of such Conversion(s). Upon the Conversion of this Note, the Note Holder will (to the extent permitted by Law) be deemed to be the holder of record of the shares of Common Stock issuable upon Conversion, notwithstanding that the stock transfer books of the Company are then closed or that the certificates representing the shares of Common Stock are not then actually delivered.

(d) Reservation of Common Stock. The Company shall at all times have reserved for issuance out of its authorized capital a sufficient number of Common Stock to satisfy its obligations to issue and deliver Common Stock upon the due Conversion of the Note.

(e) Approvals and Filings. The Company shall, in connection with the execution and delivery of this Note and the Conversion of the Note into Common Stock, obtain any and all statutory and regulatory approvals required to effect and complete the same and shall file all notices, reports and other documents required to be filed by or on behalf of the Company pursuant to Applicable Securities Laws in respect thereof, including the rules and regulations of the Trading Market.

(f) Resale Restrictions. All Common Stock issued to the Note Holder upon Conversion of the Note or any part thereof from time to time will be subject to resale restrictions imposed under Applicable Securities Laws and applicable federal and “blue sky” securities laws of the United States of America and the rules of regulatory bodies having jurisdiction including, without limiting the generality of the foregoing, that the Common Stock so issued shall not be traded for a period of four months from the date of the execution of this Note except as permitted by Applicable Securities Laws and, if applicable, with the consent of the Trading Market.

(g) Restrictions in US. This Note and the securities deliverable upon Conversion hereof have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States. This Note may not be converted in the United States, or by or for the account or benefit of a U.S. person or a person in the United States, unless (i) the Common Stock are registered under the U.S. Securities Act and the applicable laws of any such state, or (ii) an exemption from such registration requirements is available, and (iii) the holder has complied with the requirements set forth in the Conversion Form attached hereto as Schedule A. “United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

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(h) Canadian Securities Laws. All Common Stock issued to the Note Holder upon Conversion of the Note or any part thereof shall be made pursuant to an exemption from prospectus and registration requirements available to the Note Holder or the Company in respect of the transactions contemplated herein under Applicable Securities Laws.

(i) Certificate Legend. A legend will be placed on the certificates representing the Common Stock issued on Conversion of the Note denoting the restrictions on transfer imposed by Applicable Securities Laws and the policies of the Trading Market, if applicable, including but not limited to the following legends:

"Unless permitted under securities legislation, the holder of this security must not trade the security (or the common shares issuable on conversion thereof) before November 8, 2023."

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ALL LOCAL LAWS AND REGULATIONS; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D), THE HOLDER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. [For Common Stock issued on conversion of the Note add: THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.]".

5 Convertible Unsecured Note

6. Covenants.

(a) Affirmative Covenants. The Company covenants to the Note Holder and agrees that so long as any Obligations remain unpaid, due or owing under this Note, the Company shall:

(i) within sixty (60) days after the end of each quarter, deliver to the Note Holder quarterly unaudited financial statements of the Company;

(ii) within one hundred and twenty (120) days after the end of each year, deliver to the Note Holder annual audited financial statements and annual financial projections and budgets of the Company;

(iii) notify the Note Holder promptly, and in any event, within five (5) days, after the Company obtains knowledge thereof, of the occurrence of any (A) Event of Default or (B) any event or condition that, with the giving of any notice, the passage of time, or both, would likely be an Event of Default;

(iv) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation; and

(v) promptly deliver to the Note Holder, in form and detail reasonably satisfactory to the Note Holder, such additional information regarding the business, financial or organizational affairs of the Company as the Note Holder may from time to time reasonably request.

(b) Negative Covenants. Until all Obligations under this Note are paid in full, the Company, without prior written consent of the Note Holder, shall not:

(i) assume, create, incur, permit to exist or guarantee any additional indebtedness, except the Obligations;

(ii) issue or sell any equity interest in the Company, including shares of capital stock, or any obligations convertible into or exchangeable for, or giving any Person a right, option or warrant to acquire, such equity interests or such convertible or exchangeable obligations;

(iii) conduct any business other than, or make any material change in the nature of, its business as carried on as of the date hereof;

(iv) enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its stock or otherwise change the Company’s type of organization, jurisdiction of organization or other legal or corporate structure;

(v) convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets; or

6 Convertible Unsecured Note

(vi) directly or indirectly enter into or permit to exist any transaction with any Affiliate of the Company except for transactions that are in the ordinary course of the Company’s business, upon fair and reasonable terms, fully disclosed to the Company in reasonable detail, no less favorable to the Company than would be obtained in an arm’s length transaction with a non-Affiliate; provided, however, that the Note Holder’s consent under this Section 6(b) shall not be unreasonably withheld or delayed with respect to any of the actions described in (i) through (vi) above that are taken for the purpose of the Company’s plan to form a wholly-owned subsidiary and/or to sell its plant-touching assets.

7. Events of Default; Change of Control.

(a) The following shall constitute an immediate event of default under this Note (each, an “Event of Default”):

(i) The Company fails to pay as and when due (whether on the Interest Payment Date, the Maturity Date, upon acceleration or demand, in connection with any required prepayment or otherwise) any principal, interest or other amount required to be paid in cash hereunder;

(ii) Any breach of, violation of or failure to comply with or perform any of the covenants or agreements set forth in Section 6, Section 10 or Section 11 of this Note by the Company;

(iii) Any proceeding is instituted against the Company or any Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, custodian, trustee or other similar official for any such Company, any such Subsidiary or for any substantial part of its property or to operate all or a substantial portion of its business, and any of the following events occur: (A) the Company or any such Subsidiary consents to such involuntary case or proceeding or fails to diligently contest it in good faith, (B) the petition commencing the involuntary case or proceeding is not controverted within sixty (60) days, (C) the petition commencing the involuntary case or proceeding remains undismissed or unstayed for a period of sixty (60) days, or (D) an order for relief shall have been issued or entered therein or a receiver, custodian, trustee or similar official appointed;

(iv) The Company or any Subsidiary (A) institutes a voluntary proceeding or case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any debtor relief laws, or seeking the entry of an order for relief or the appointment of a receiver, custodian, trustee or other similar official for the Company, any such Subsidiary, or for any substantial part of its property or to operate all or a substantial portion of its business, (B) consents to the conversion of an involuntary case to a voluntary case, (C) makes a general assignment for the benefit of creditors, (D) generally fails to pay its debts as they become due or admits in writing its inability to pay its debts generally, or (E) the board of directors or managers (or similar body) of the Company or any such Subsidiary (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing;

7 Convertible Unsecured Note

(v) The occurrence of a Change of Control; or

(vi) The Company’s uncured default or breach under any other note or agreement in which the Company is a borrower.

(b) If a Change of Control occurs, then on the date such Change of Control occurs or is deemed to occur, the Company shall prepay the outstanding principal amount of this Note, in full, in cash, plus all accrued and unpaid interest on, and other amounts owing under, this Note through the date of prepayment.

(c) Nothing in this Section 7 shall be construed to permit or waive any Event of Default otherwise arising, directly or indirectly, from any such Change of Control.

(d) Remedies. If any Event of Default occurs and is continuing, the Note Holder may take any or all of the following actions:

(i) declare the unpaid principal amount of this Note, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;

(ii) charge the Default Interest Rate pursuant to Section 2(b);

(iii) convert any and all unpaid amounts hereunder into shares of Common Stock pursuant to Section 5(a); and

(iv) exercise all rights and remedies available to it under this Note or applicable Law; provided, however, that upon the occurrence of an Event of Default under Section 7(a)(iii) or Section 7(a)(iv) above, the unpaid principal amount of this Note and all interest and other Obligations shall automatically become due and payable, in each case without further act of Note Holder.

8. Manner of Payment. All principal, interest and other amounts to be paid under this Note shall be made by payment to the Note Holder no later than 11:00 a.m. (Los Angeles time) on the date when due in lawful money of the United States of America in immediately available funds pursuant to wire instructions provided by the Note Holder to the Company in writing. All such payments shall be made without any deduction whatsoever, including any deduction for set-off, recoupment, counterclaim or taxes. Any payments received after 11:00 a.m. (Los Angeles time) shall be deemed to have been received on the next succeeding Business Day. Any payments due hereunder which are due on a day which is not a Business Day shall be payable on the immediately preceding Business Day, together with all accrued and unpaid interest through the actual due date of payment.

8 Convertible Unsecured Note

9. Application of Payments. Any and all payments and other amounts received by the Note Holder from the Company in respect of the obligations evidenced hereby, whether as a regularly scheduled payment, a prepayment or otherwise, shall be applied first to pay any expenses or indemnities then due and owing hereunder, until paid in full, second, to pay interest accrued in respect of this Note, third to pay the principal amount of this Note until paid in full, fourth to pay any other Obligation until paid in full and last the balance, if any, to the Company or as otherwise required by applicable Law; provided that upon the occurrence and during the continuance of an Event of Default, all sums collected by the Note Holder shall be applied in such manner as the Note Holder shall determine in its sole discretion.

10. Representations and Warranties of Company.

(a) The Company (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Note, and (iii) is duly qualified and in good standing under the laws of each jurisdiction where it is organized or formed.

(b) The execution, delivery and performance by the Company of this Note have been duly authorized by all necessary organizational action, and do not and will not (i) contravene the terms of its organizational document; (ii) conflict with or result in any breach or contravention of (1) any material contractual obligation to which such Company is a party or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Company or its property is subject; (iii) violate any applicable Law material to the Company; or (iv) require any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person.

(c) This Note, when delivered, will have been, duly executed and delivered by the Company. This Note, when so delivered will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

11. Usury Exemption; Maximum Lawful Rate of Interest.

(a) The lending transactions contemplated by this Note are exempt from the constitutional usury provisions of the California Constitution by operation of Section 25118 of the California Corporations Code, it being expressly acknowledged and agreed by the parties hereto (i) that they have a “preexisting personal or business relationship” and (ii) that each of them, by reason of their own business and financial experience or that of their professional advisers, could reasonably be assumed to have the “capacity to protect their own interests in connection with the transactions” contemplated by this Note as such quoted terms are used in Section 25118 of the California Corporations Code.

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(b) If for any reason the rate of interest payable on this Note ever exceeds the maximum rate permitted under applicable Law, the rate of interest shall be reduced to such maximum rate. If at any time thereafter the maximum rate permitted under applicable Law exceeds such reduced rate of interest, then the rate provided for in this Note shall be increased to the maximum rate provided for under applicable Law for such period as is required so that the total amount of interest received by the Note Holder is that which would have been received by the Note Holder but for the operation of the first sentence of this Section 11(b).

12. Waivers. The Company hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor, and all other notices of any kind whatsoever to which it may be entitled under applicable Law or otherwise, except for notices to which such Company is expressly entitled under this Note.

13. Exchange of Note. At the option of the Note Holder, this Note may be exchanged for one or more new notes of like tenor in the principal denominations requested by the Note Holder, and the Company shall, within five (5) Business Days after the surrender of this Note at the Company’s principal executive office, deliver to the Note Holder such new note or notes.

14. Assignment and Transfer. The Note Holder may, at any time and from time to time, without the consent of the Company, sell, assign or transfer to one or more Persons this Note or any portion hereof. Upon surrender of this Note at the Company’s principal executive office, accompanied by a duly executed instrument of transfer, the Company shall, at its sole expense and within five (5) Business Days of such surrender, execute and deliver one or more new notes of like tenor in the requested principal denominations and in the name of the assignee or assignees and bearing the legend set forth on the face of this Note, and this Note shall promptly be canceled. If the entire outstanding principal balance of this Note is not being assigned, the Company shall issue to the Note Holder, within five (5) Business Days of the date of surrender hereof, a new note which evidences the portion of such outstanding principal balance not being assigned. If this Note is divided into one or more notes and is held at any time by more than one holder, any payments of principal, premium, if any, and interest or other amounts on this Note which are not sufficient to pay all interest or other amounts due thereunder, shall be made pro rata with respect to all such Notes in accordance with the outstanding principal amounts thereof, respectively.

15. Loss, Theft, Destruction or Mutilation of this Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement or other indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such mutilated Note, the Company shall issue and deliver within five (5) Business Days a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

16. Amendments. This Note may be amended only by a written agreement between the Note Holder and the Company.

17. Extension of Time. The Note Holder may extend the time for payment of this Note, postpone the enforcement hereof, or grant any other indulgence without affecting or diminishing the Note Holder's right to full recourse against the Company hereunder, which right is expressly reserved.

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18. Expenses; Indemnification. The Company shall reimburse the Note Holder on demand for all out-of-pocket costs, expenses and fees (including reasonable expenses and fees of its counsel) incurred in connection with the enforcement of the Note Holder’s rights hereunder. The Company shall indemnify the Note Holder, the Note Holder’s Affiliates and the directors, officers, and employees of the Note Holder and its Affiliates (each such Person being called an “Indemnitee”) against, and hold harmless each Indemnitee from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented out of pocket fees, charges and disbursements of one firm of outside counsel for the Indemnitees (absent a conflict of interest in which case the Indemnitees may engage and be reimbursed for additional outside counsel), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company arising out of, in connection with, or as a result of the execution or delivery of this Note or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby or the enforcement of this Note.

19. GOVERNING LAW. THE VALIDITY OF THIS NOTE, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS OF CALIFORNIA OR ANY OTHER JURISDICTION.

20. CONSENT TO JURISDICTION AND VENUE. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS AND AGREES THAT ALL ACTIONS, SUITS OR OTHER PROCEEDINGS ARISING UNDER OR IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED IN the STATE OR FEDERAL COURTS LOCATED IN THE CITY OF SAN JOSE, COUNTY OF SANTA CLARA, THE STATE OF CALIFORNIA, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY AND ALL CLAIMS, CONTROVERSIES AND DISPUTES ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OTHER INVESTMENT DOCUMENT. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 20 SHALL PRECLUDE THE NOTE HOLDER FROM BRINGING ANY ACTION, SUIT OR OTHER PROCEEDING IN THE COURTS OF ANY OTHER LOCATION WHERE THE COMPANY OR ANY OF ITS ASSETS OR THE COLLATERAL MAY BE FOUND OR LOCATED OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE NOTE HOLDER.

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TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO, FOR ITSELF AND ITS PROPERTY, (A) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION, SUIT OR OTHER PROCEEDING COMMENCED IN ANY SUCH COURT, (B) WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR ANY OBJECTION THAT SUCH PERSON MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION OR IMPROPER VENUE AND (C) CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT OR OTHER PROCESS ISSUED IN ANY SUCH ACTION, SUIT OR OTHER PROCEEDING AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN THE SIGNATURE PAGE HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PERSON'S ACTUAL RECEIPT THEREOF OR FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.

TO THE EXTENT PERMITTED UNDER THE APPLICABLE LAW OF ANY SUCH JURISDICTION, EACH PARTY HERETO HEREBY WAIVES, IN RESPECT OF ANY SUCH ACTION, SUIT OR OTHER PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS THAT NOW OR HEREAFTER, BY REASON OF SUCH PERSON'S PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

21. JUDICIAL REFEREE. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO GIVE EFFECT TO THE DESIRE OF THE PARTIES THAT THEIR DISPUTES BE RESOLVED BY A JUDGE OR RETIRED JUDGE APPLYING THE APPLICABLE LEGAL REQUIREMENTS, THE PARTIES (BY ACCEPTANCE HEREOF) AGREE TO REFER, FOR A COMPLETE AND FINAL ADJUDICATION, ANY AND ALL ISSUES OF FACT OR LAW INVOLVED IN ANY LITIGATION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ALL DISCOVERY AND LAW AND MOTION MATTERS, PRETRIAL MOTIONS, TRIAL MATTERS AND POST-TRIAL MOTIONS (E.G., MOTIONS FOR RECONSIDERATION, NEW TRIAL AND TO TAX COSTS, ATTORNEY FEES AND PREJUDGMENT INTEREST)), UP TO AND INCLUDING FINAL JUDGMENT, BROUGHT TO RESOLVE ANY DISPUTE (WHETHER SOUNDING IN CONTRACT, TORT, UNDER ANY STATUTE OR OTHERWISE) BETWEEN THEM, TO A JUDICIAL REFEREE (THE “REFEREE”) WHO SHALL BE APPOINTED UNDER A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638. THE REFEREE’S DECISION WOULD STAND AS THE DECISION OF THE COURT, WITH JUDGMENT TO BE ENTERED ON HIS OR HER STATEMENT OF DECISION IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY A COURT. THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE WITH AT LEAST FIVE (5) YEARS OF JUDICIAL EXPERIENCE IN CIVIL MATTERS. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE COMPANY SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE.

12 Convertible Unsecured Note

22. Notices. Any notice, request or demand to or upon the Note Holder or the Company will be deemed to have been properly given or made when delivered in writing by any means furnishing confirmation of receipt, to the Note Holder or the Company at its address set forth in the signature page of this Note.

23. Counterparts; Signatures. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Note may be executed and delivered by facsimile, portable document format (.pdf) or electronic signature and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

24. Severability. If one or more provisions of this Note are held to be unenforceable under applicable Law, then such provision(s) shall be excluded from this Note to the extent they are held to be unenforceable and the remainder of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

[Signature page follows]

13 Convertible Unsecured Note

IN WITNESS WHEREOF, each of the undersigned has caused this Convertible Unsecured Note to be executed and delivered by its duly authorized representative on the date first above written.

JUVA LIFE INC.

By:
Name:	Douglas Chloupek
Title:	CEO

Address:	812 Hamilton St Redwood City, CA 94063

Email:	doug@juvalife.com

ACKNOWLEDGED AND AGREED:

JT LABS LLC

By:
Name:
Title:

Address:

Email:

SCHEDULE A

CONVERSION FORM

TO:	JUVA LIFE INC.

The undersigned, being the Note Holder pursuant to a Note dated [  ] granted by Juva Life Inc. to the undersigned (the “Note”), hereby irrevocably elects to convert the Principal Amount of $_________ under the Note into _________ Common Stock of JUVA LIFE INC. in accordance with the terms of the Note and directs that the Common Stock issuable and deliverable upon the conversion be issued and delivered to the person indicated below. (If Common Stock are to be issued in the name of a person other than the holder, all requisite transfer taxes or fees must be tendered by the undersigned).

As at the time of conversion hereunder, the undersigned Note Holder represents, warrants and certifies as follows (check one):

☐	(A)

the undersigned Note Holder at the time of conversion of the Note is not in the United States, is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not converting the Note for the account or benefit of a U.S. person or a person in the United States (as defined in Regulation S), and did not execute or deliver this exercise form in the United States; OR

☐	(B)

the undersigned has not been solicited to convert the Note by any person, or if the undersigned has been solicited to convert the Note, the undersigned has confirmed that no commission or remuneration has been or will be paid or given, directly or indirectly, for soliciting such conversion; OR

☐	(C)

the undersigned Note Holder is resident in the United States, is a U.S. person, or is converting the Note for the account or benefit of a U.S. person or a person in the United States (a “U.S. Holder”), and is an “accredited investor”, as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (a “U.S. Accredited Investor”), and has completed the U.S. Accredited Investor Status Certificate in the form attached to this conversion form; OR

☐	(D)

the undersigned Note Holder has delivered to the Company and the Company’s transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Company) or such other evidence satisfactory to the Company to the effect that with respect to the securities to be delivered upon conversion of the Note, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws, or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

Note: Certificates representing common shares will not be registered or delivered to an address in the United States unless box (B), (C) or (D) immediately above is checked.

If the undersigned Note Holder has indicated that the undersigned Note Holder has checked box (B) or (C) above, the undersigned Note Holder additionally represents and warrants to the Company that:

1

the undersigned Note Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the securities, and the undersigned is able to bear the economic risk of loss of his or her entire investment;

2.

the undersigned is acquiring the securities for investment purposes only and not with a view to resale, distribution or other disposition in violation of United States federal or state securities laws; and in the case of the acquisition by the undersigned of the securities as agent or trustee for any other person or persons (each a “Beneficial Owner”), the undersigned holder has due and proper authority to act as agent or trustee for and on behalf of each such Beneficial Owner in connection with the transactions contemplated hereby and to make the representations herein on behalf of each such Beneficial Owner; provided that: (x) if the undersigned holder, or any Beneficial Owner, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the undersigned holder or each such Beneficial Owner was not incorporated or created solely, nor is it being used primarily, to permit purchases without a prospectus or registration statement under applicable law; and (y) if Box C has been checked, each Beneficial Owner, if any, is a U.S. Accredited Investor; and

3.

the undersigned has not converted the Note as a result of any form of general solicitation or general advertising (as such terms are used in Rule 502 of Regulation D under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, television, the Internet or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

If the undersigned has checked Box B or C above, the undersigned also acknowledges and agrees that:

1.

the Company has provided to the undersigned the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, and the undersigned has had access to such information concerning the Company as the undersigned has considered necessary or appropriate in connection with the undersigned’s investment decision to acquire the securities;

2.

if the undersigned decides to offer, sell or otherwise transfer any of the securities, the undersigned must not, and will not, offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

(a)	the sale is to the Company;

(b)

the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(c)

the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(d)

the securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company;

3.

the securities are “restricted securities” under applicable federal securities laws and that the U.S. Securities Act and the rules of the United States Securities and Exchange Commission provide in substance that the undersigned may dispose of the securities only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom;

4.	the Company has no obligation to register any of the securities or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder);

5.

the certificates representing the Common Stock will bear a legend stating that such securities have not been registered under the U.S. Securities Act or the securities laws of any state of the United States, and may not be offered for sale or sold unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, or unless an exemption from such registration requirements is available, as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ALL LOCAL LAWS AND REGULATIONS; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D), THE HOLDER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. [For Common Shares add: THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.]”;

6.

delivery of certificates bearing such a legend may not constitute “good delivery” in settlement of transactions on Canadian stock exchanges or over-the-counter markets, but if the Company is a “foreign issuer” (within the meaning of Regulation S under the U.S. Securities Act) at the time of sale, a new certificate will be made available to the undersigned upon provision by the undersigned of a declaration to the registrar and transfer agent (the “Transfer Agent”) of the Company’s common shares in the form attached as Appendix A to the Note Certificate (or in such other form as the Company may prescribe from time to time) and, if requested by the Company or the Transfer Agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Company and the Transfer Agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Common Shares are being sold otherwise than in accordance with Rule 904 of Regulation S and other than to the Company, the legend may be removed by delivery to the Transfer Agent and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

7.

the financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles or International Financial Reporting Standards, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

8.	there may be material tax consequences to the undersigned of an acquisition or disposition of the securities;

9.

the Company gives no opinion and makes no representation with respect to the tax consequences to the undersigned under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of any securities; in particular, no determination has been made whether the Company will be a “passive foreign investment company” (commonly known as a “PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code;

10.	the Company is not obligated to remain a “foreign issuer”; and

11.

the undersigned consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Conversion Form.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the Note Holder hereof and will be sent by first class mail to the last address of the Note Holder appearing on the register maintained for the Notes.

Dated the _______________ day of _______________, ________.

_________________________________________

(Please print full name)

By: ______________________________________

(Signature)

_________________________________________

(Print full address, including postal code)

The Common Shares are to be issued as follows:

Registration Instructions: Register the Common Shares:	Delivery Instructions: Deliver the Common Shares as set forth below:

Name	Name

Address, including postal code	Address, including postal code

Telephone Number

Instructions:

1.

The registered holder may exercise its right to receive Common Stock by completing this form and surrendering this form and the Note Certificate representing the Note being converted to the principal office of the Company at 1400 – 885 West Georgia Street, Vancouver, British Columbia V6C 3E8 Attention: Chief Financial Officer.

2.

If the Conversion Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of the Conversion Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

3.

If the Conversion Form is signed by a trustee, exercise, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

U.S. ACCREDITED INVESTOR STATUS CERTIFICATE

In connection with the conversion of Principal Amount of $___________ under the Note of Juva Life Inc. (the “Company”) by the Note Holder, the Note Holder hereby represents and warrants to the Company that the Note Holder, and each beneficial owner (each a “Beneficial Owner”), if any, on whose behalf the Note Holder is converting such amount of the Note, satisfies one or more of the following categories of Accredited Investor (please write “W/H” for the undersigned holder, and “B/O” for each beneficial owner, if any, on each line that applies):

_______ (1)

Any bank as defined in Section 3(a)(2) of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; any insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; any investment company registered under the U.S. Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” (as such term is defined in Rule 501 of Regulation D of the U.S. Securities Act);

_______ (2)	Any private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;
_______ (3)

Any organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

_______ (4)

Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment);

_______ (5)

A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase, exceeds US$1,000,000 (for the purposes of calculating net worth, (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of this certification, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of this certification exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability);

_______ (6)

A natural person who had annual gross income during each of the last two full calendar years in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) and reasonably expects to have annual gross income in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) during the current calendar year, and no reason to believe that his or her annual gross income will not remain in excess of US$200,000 (or that together with his or her spouse will not remain in excess of US$300,000) for the foreseeable future;

_______ (7)	Any director or executive officer of the Company; or
_______ (8)	Any entity in which all of the equity owners meet the requirements of at least one of the above categories.

Dated the _______________ day of _______________, ________.

_________________________________________

(Please print full name)

By: ______________________________________

(Signature)

_________________________________________

(Print full address, including postal code)

[End of Schedule A]